Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

UNITS

NUMBER U-

SEE REVERSE FOR CERTAIN DEFINITIONS

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION

CUSIP #

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND A WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK.

THIS CERTIFIES THAT ____________________ is the owner of _____________Units.

Each Unit (“Unit”) consists of one (1) share (“Share”) of common stock, par value $.001 per share (“Common Stock”), of TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION, a Florida corporation (the “Company”), and a warrant (the “Warrants”) to purchase one (1) share of Common Stock at a per share exercise price of $1.50 (subject to adjustment). Each Warrant will become exercisable on the __ th day following the date of the prospectus which forms a part of the Company’s Registration Statement, No. 0-53698 on Form S-1, and are immediately detachable.

The Share and Warrant comprising each Unit represented by this certificate are immediately and separately transferable.

The terms of the Warrants are governed by a Warrant Agreement, dated as of [     ], 2013, between the Company and our Transfer Agent., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.

Copies of the Warrant Agreement are on file at the office of the Company and Warrant Agent, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION]

COUNTERSIGNED AND REGISTERED:

TRANSFER AGENT:

TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED OFFICER

By:

(SIGNATURE)

CHIEF EXECUTIVE OFFICER

Technology Applications International Corporation Specimen Unit Certificate

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[REVERSE OF CERTIFICATE]

TECHNOLOGY APPLICATIONS INTERNATIONAL CORPORATION

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the units, including, as applicable, the Company’s Certificate of Incorporation, By-Laws and all amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the corporation), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

For value received______________________, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

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 (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By	:_______________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

Technology Applications International Corporation Specimen Unit Certificate

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